As filed with the Securities and Exchange Commission on February 24, 2015
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROYAL CARIBBEAN CRUISES LTD.
(Exact name of registrant as specified in its charter)

Republic of Liberia	98-0081645
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida 33132
(Address of principal executive offices) (Zip Code)

ROYAL CARIBBEAN CRUISES LTD.
1994 Employee Stock Purchase Plan
(Full title of the plan)

BRADLEY H. STEIN, ESQ.
Senior Vice President, General Counsel, Secretary
Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
(Name and address of agent for service)

(305)  539-6000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
Securities to		Maximum	Maximum
be	Amount to be	Offering Price	Aggregate	Amount of
Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee

Common Stock, par value $.01	500,000
per share	shares	U.S.$75.29	U.S.$37,645,000	US$4,374.95

(1)  This Registration Statement registers an additional 500,000 shares of common stock, par value $.01 per share (“Common Stock”), for issuance under the Royal Caribbean Cruises Ltd. 1994 Employee Stock Purchase Plan (the “Plan”).  In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of additional shares of Common Stock which may be issued under the Plan as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.  The price is based upon the average of the high and low prices of the Royal Caribbean Cruises Ltd. common stock as reported on the New York Stock Exchange on February 18, 2015.

EXPLANATORY NOTE

Royal Caribbean Cruises Ltd. (the “Company”) has filed this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Act”), the offer and sale of 500,000 additional shares of its common stock, par value $0.01 per share (the “Common Stock”), under the Royal Caribbean Cruises Ltd. 1994 Employee Stock Purchase Plan (the “Plan”).  The increase in shares reserved for issuance under the Plan was approved by the shareholders of the Company on May 12, 2014 and was effective as of such date.

On November 19, 1993, the Company filed a registration statement on Form S-8 (File No. 33-71956) (the “Prior Registration Statement”) to register under the Act the offer and sale of 400,000 shares of Common Stock under the Plan.  This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.  Pursuant to Instruction E, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The contents of the following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”), are hereby incorporated in this Registration Statement by reference:

a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

b)	The Company’s Current Report on Form 8-K filed with the Commission on February 5, 2015; and

c)
The description of the Company’s Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 8-A filed with the Commission on April 15, 1993.

Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing by the Company of a post-effective amendment hereto which indicates that all shares of Common Stock being offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such document.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.    Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Bradley H. Stein, Esq., Senior Vice President, General Counsel, and Secretary of the Company.

Item 8.    Exhibits.

The documents listed hereunder are filed as exhibits hereto.

Exhibit
Number	Description of Document

4.1	1994 Employee Stock Purchase Plan, as amended

4.2
Restated Articles of Incorporation of the Company, as amended (composite) (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3, File No. 333-158161, filed with the Securities and Exchange Commission (the "Commission") on March 23, 2009)

4.3	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 11, 2013)

5.1	Opinion of Bradley H. Stein, Esq., General Counsel to the Company

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm

23.2	Consent of Bradley H. Stein, Esq. (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, as of the 24th day of February, 2015.

Royal Caribbean Cruises Ltd.

/s/ Jason T. Liberty
By:	Jason T. Liberty
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated:

Signature	Title	Date

/s/ Richard D. Fain	Chairman, Chief Executive Officer
Richard D. Fain	and Director (Principal Executive Officer)	February 24, 2015

/s/ Jason T. Liberty	Chief Financial Officer
Jason T. Liberty	(Principal Financial Officer)	February 24, 2015

/s/ Henry L. Pujol	Senior Vice President and Chief
Henry L. Pujol	Accounting Oficer (Principal Accounting Officer)	February 24, 2015

*		February 24, 2015
Bernard W. Aronson	Director

*		February 24, 2015
John F. Brock	Director

*		February 24, 2015
William L. Kimsey	Director

Signature	Title	Date

*		February 24, 2015
Ann S. Moore	Director

________________
Eyal Ofer	Director

*		February 24, 2015
Thomas J. Pritzker	Director

*		February 24, 2015
William K. Reilly	Director

*		February 24, 2015
Bernt Reitan	Director

*		February 24, 2015
Vagn O. Sørensen	Director

*		February 24, 2015
Arne Alexander Wilhelmsen	Director

*         By:
/s/ Jason T. Liberty
Name:  Jason T. Liberty
Title:    Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description of Document

4.1	1994 Employee Stock Purchase Plan, as amended

5.1	Opinion of Bradley H. Stein, Esq., General Counsel to the Company

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm

23.2	Consent of Bradley H. Stein, Esq. (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney